EXHIBIT 5.1


                    [LETTERHEAD OF GRANDE STEVENS-PEDERSOLI]


                                           Torino, March 23, 2000

                                           Spettabile FIAT p.a.
                                           Via Nizza 250
                                           10126 - TORINO



Ladies and Gentlemen,

     I have acted as Italian counsel for FIAT S.p.A. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 2,756,000 shares of common stock, par value 5 (the "Shares"), of the Company to be issued and sold by the Company upon the exercise of stock options granted to certain employees of the Company and certain of its subsidiaries (the "Options").

     At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement.

     In my capacity as your counsel in the connection referred to above, I have examined such documents and certificates as I have deemed appropriate as a basis for the opinions hereinafter expressed. I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     i) the Company is a Societa per azioni duly organized and validly existing under the laws of Italy: and
     ii) the Shares are duly authorized and, when issued and sold in accordance with the terms of the Options, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the Republic of Italy and is given on the basis that it will be governed by and costrued in accordance with such law and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

     I hereby consent to the fling of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       (Avv. Franzo Grande Stevens)

                                        /s/ Franzo Grande Stevens